Exhibit 16

LAWRENCE SCHARFMAN & CO CPA PC
Certified Public Accountants

18 E. Sunrise Highway #203                                    714 Corning Circle
Freeport, NY  11520                                      Boynton Beach, FL 33437
Telephone: (516) 771-5900                              Telephone: (561) 733-0296
Fax: (516) 771-2598                                          Fax: (561) 740-0613


June 28, 2009

Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements by Northern Minerals Inc. in Item 4.01 of the accompanying Form 8-K (Commission File Number 333-144840) is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning the firm.

Northern Minerals Inc. has my permission to file this letter as Exhibit 16 to Form 8-K.

Very truly yours,


/s/ Lawrence Scharfman, CPA
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Lawrence Scharfman, CPA